Exhibit 99.1

PHASE I AND PHASE II                               MARCO COMMUNITY BANCORP, INC.
STOCK ORDER FORM
& CERTIFICATION



Note: Please read the Order Form Guide and Instructions contained in the Prospectus

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Deadline: The offering began __________________.  A condition of the offering is that the minimum offering (sale of 800,000 units, each unit consisting of one share of common stock and one warrant entitling the holder thereof to purchase one quarter of one share of additional common stock) must be completed on or before ___________________, unless extended by the Board of Directors for up to an additional 60 days, or the offering will be terminated. If the minimum offering is consummated, the first two phases will continue until a total of 1,000,000 units have been sold, or until 5:00 p.m., on ________, 2003, whichever occurs first, unless terminated by us beforehand.

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Number of Units
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      (1) Number of Units          Price Per Unit          (2) Total Amount Due

          --------------                                       ---------------
         |              |     x        $9.00          =       | $             |
          --------------                                       ---------------

The minimum number of units that may be subscribed for is 100. Except for our directors and employees, the maximum any individual and their related party may subscribe for in the offering is 25,000 units.

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Method of Payment
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(3)    Enclosed  is a check,  bank draft or money order  payable to  INDEPENDENT
       BANKERS'  BANK  OF  FLORIDA  FOR  MARCO  COMMUNITY   BANCORP,   INC.  for
       $______________.

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Broker Dealer Name and Address
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(4)    If purchased through a broker/dealer, please list the name, address,  and phone number in the space provided.

  Company Name:_____________________     City:_______________________________

  Broker Name:______________________     State:______________   Zip Code:_______

  Street Address:___________________     Phone Number:__________________________

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
Stock Registration               ONE OWNERSHIP PER ORDER FORM
(5)    Form of stock ownership
       |_| Individual            |_| Corporation                             |_| Partnership
       |_| Joint Tenants         |_| *Uniform Transfer or Gift to Minors     |_|  IRA (Custodian Name and Signature Required)
       |_| Tenants in Common     |_| Tenant by the Entireties                |_|  Fiduciary/Trust (Under Agreement Dated ________)
                                    (husband and wife only)

                    * Minor's Social Security Number Required

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
Name                                                                            | Social Security or Tax I.D.
------------------------------------------------------------------------------------------------------------------------------------
Name                                                                            | Daytime Telephone
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Street Address                                                                  | Evening Telephone
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City                                 State             Zip Code                 | State-of-Residence
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

OFFICE USE:   Date Received ________      Check #________      Amount $_________

              Order #________     Category ________    Initials __________


NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

|_| Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the units subscribed for herein for a period of three months following the issuance, and
(2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

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Acknowledgments
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By signing below:

1. I acknowledge receipt of the Prospectus dated_____________, 2003. I understand that I may not change or revoke my order once it is received by Marco Community Bancorp, Inc. I also certify that this order is for my account and not for resale.

2.     I certify that:

       (i) the social security number or taxpayer identification number given herein is correct; and (ii) I am not subject to backup withholding.

       If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item (ii) above.

3. I acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

4. I acknowledge that Marco Community Bancorp, Inc. has the right to accept or reject this Stock Order Form in whole or in part.

5.     I certify that I am a bona fide resident of:

       o       Marco  Island,   Goodland  or  Isle  of  Capri,  Florida  or  the
               subdivisions in unincorporated Collier County, Florida known as Fiddlers Creek or located on Mainsail Drive; or

       o       Another part of Florida.

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THIS FORM MUST BE SIGNED AND DATED. THIS ORDER IS NOT VALID IF THE ORDER FORM IS
NOT SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS.

When purchasing as a custodian, corporate officer, etc.; include your full title.

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Signature                     Title (if applicable)                       Date
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1.
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2.
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3.
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THE UNITS  OFFERED  HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY
THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

       RETURN THIS FORM TO:          Independent Bankers' Bank of Florida
                                     Post Office Box 958423
                                     Lake Mary, Florida 32795-8423


                         Marco Community Bancorp, Inc.

                        ORDER FORM GUIDE AND INSTRUCTIONS


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Instructions
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Items 1 and 2 - Fill in the  number of units that you wish to  purchase  and the total payment due. The amount due is determined by multiplying the number of units by the purchase price of $9.00 per unit. The minimum purchase is 100 units and the maximum purchase is 25,000 units, unless you are one of our employees or directors. In addition, all person's purchases are aggregated, together with associates of, and persons acting in concert with such person, to determine the maximum permissible purchase.

Marco Community Bancorp, Inc. ("MCBI") has reserved the right to reject any subscription received in the offering, in whole or in part.

Item 3 - Payment for units or shares may be made by check, bank draft or money order made payable to "INDEPENDENT BANKERS' BANK OF FLORIDA FOR MARCO COMMUNITY BANCORP, INC." PLEASE DO NOT MAIL CASH. Your funds will be returned promptly with interest if the offering is terminated.

Item 4 - If purchasing through a broker/dealer please list the name, address and phone number in this box.

Item 5 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of MCBI's common stock and warrants. Print the name(s) in which you want the shares and warrants registered and the mailing address of the shareholder. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.," "Mr.," "Dr.," "special account," etc.

PLEASE SEE YOUR LEGAL OR FINANCIAL ADVISOR IF YOU ARE UNSURE ABOUT THE CORRECT REGISTRATION OF YOUR STOCK.

Individual - The shares and warrants are to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may include two or more owners. When shares or warrants are held by tenants in common, upon the death of one co-tenant, ownership of the shares or warrants will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares or warrants held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make unit or share purchases from their IRA accounts through a pre-arranged "trustee-to-trustee" transfer. Shares and warrants may only be held in a self-directed IRA. MCBI will not offer a self-directed IRA. The Subscription Agreement must be completed and executed by the IRA Custodian. Please contact MCBI if you have any questions about your IRA account.

Uniform Transfer or Gift to Minors - For residents of many states, shares and warrants may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, shares or warrants may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares or warrants with the adult custodian being responsible for the investment until the child reaches legal age.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" and "Unif Tran Min Act" or "Unif Gift Min Act" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, shares or warrants held by John Doe as custodian for Susan Doe under the Florida Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act. FL. Use the minor's Social Security Number. Only one custodian and one minor may be designated.

Joint Tenants - Joint Tenants with right of survivorship identifies two or more owners. When shares or warrants are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants by the Entireties - Husband and wife only. Essentially the same as Joint Tenants.

Corporation/Partnership  -  Corporations/Partnerships   may  purchase  units  or
shares. Please provide the Corporation's/ Partnership's legal name and Tax I.D.

Fiduciary/Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares or warrants may not be registered in a fiduciary capacity.

On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock or warrants in the case of a trust is: "John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement dated June 9, 1987."

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Definition of Associate
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A person's  associates  consist of the following:  (1) any  corporation or other organization (other than MCBI) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of MCBI in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (3) any spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of MCBI.